Exhibit 99.1

AMERICREDIT REPORTS FOURTH QUARTER AND FISCAL YEAR 2006

OPERATING RESULTS

•	4th Quarter earnings of $79 million, $0.55 per share

•	Loan originations increased to $1.73 billion

•	Charge-offs declined to 3.9%

•	FY07 earnings per share guidance updated

FORT WORTH, TEXAS August 7, 2006 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $79 million, or $0.55 per share, for its fiscal fourth quarter ended June 30, 2006. AmeriCredit reported net income of $77 million, or $0.48 per share, for the same period a year earlier. Net income for the quarter ended June 30, 2006, included a $6 million after-tax loss ($9 million pre-tax), or $0.04 per share, related to the redemption of the 9 1/4 Senior Notes due in May 2009. For the fiscal year ended June 30, 2006, AmeriCredit reported net income of $306 million, or $2.08 per share, versus earnings of $286 million, or $1.73 per share, for the fiscal year ended June 30, 2005.

Automobile loan purchases increased to $1.73 billion for the fourth quarter of fiscal year 2006, compared to $1.45 billion for the June 2005 quarter. Loan purchases for the fiscal year ended June 30, 2006, were $6.21 billion compared to $5.03 billion for fiscal year 2005. Managed auto receivables totaled $12.20 billion at June 30, 2006.

Annualized net charge-offs totaled 3.9% of average managed auto receivables for the June 2006 quarter compared to 4.2% for the June 2005 quarter. Net charge-offs for the fiscal year ended June 30, 2006, were 5.2% compared to 5.7% for fiscal year 2005.

Managed auto receivables 31-to-60 days delinquent were 5.1% of the portfolio at June 30, 2006, compared to 5.2% at June 30, 2005. Accounts more than 60 days delinquent were 2.1% of the portfolio at June 30, 2006, compared to 2.2% at June 30, 2005.

“AmeriCredit experienced a strong finish to fiscal year 2006 as loan originations increased and charge-offs declined this quarter,” said President and Chief Executive Officer Dan Berce. “We continued executing our growth strategies, and we are still benefiting from a favorable economic environment.”

Unrestricted cash totaled $513 million at June 30, 2006. During the June 2006 quarter, the Company repurchased $106 million of its common stock. The Company has repurchased a total of $923 million of its common stock since inception of its stock repurchase program in April 2004. At June 30, 2006, the Company had $77 million remaining under its board approved stock repurchase plan. Shareholders’ equity was $2.01 billion at June 30, 2006, resulting in a managed assets-to-equity ratio of 6.1 at June 30, 2006.

“During the June quarter, our primary uses of excess cash were the repurchase of additional shares of stock, the redemption of outstanding unsecured debt, and the acquisition of Bay View Acceptance Corporation,” said Chief Financial Officer Chris Choate. “Growth in our managed receivables combined with deployment of excess capital helped us improve our return on equity to 15.3% in fiscal year 2006 compared to 13.4% last year.”

Regulation FD

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business.

The following net income forecast remains unchanged from guidance provided on April 24, 2006. The earnings per share forecast has been updated to reflect stock repurchased through June 30, 2006.

Net income and EPS forecasts

Fiscal year ending June 30, 2007
Net income ($ millions)	$305 - $335
Earnings per share	$2.15 - $2.35

The forecasts include the results of Bay View Acceptance Corporation for fiscal year 2007. The Company completed this acquisition on May 1, 2006. Bay View Acceptance Corporation provides specialized auto financing options to customers with prime credit scores. Therefore, its net interest margin and credit losses are historically lower than AmeriCredit’s. The forecasts for fiscal year 2007 incorporate, but are not limited to, the following assumptions:

•	New loan origination volume of $7.2 to $7.8 billion;

•	Net interest margin of 12.0 to 13.0 percent of average receivables;

•	Operating expenses of 2.8 to 3.2 percent of the portfolio;

•	Net charge-offs to average between 4.5 and 5.5 percent overall for the fiscal year, but varying seasonally by quarter; and

•	Annualized provision for loan losses as a percent of average receivables to range between 5.0 and 6.0 percent.

These forecasts do not include any future share repurchase activity or future disposition of all or a portion of the Company’s investment in DealerTrack.

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Daylight Time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers and directly to consumers in the United States and Canada. AmeriCredit has approximately one million customers and $12 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K/A for the year ended June 30, 2005. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2006	2005	2006	2005
Revenue:
Finance charge income	$458,874	$344,224	$1,641,125	$1,217,696
Servicing income	13,417	33,026	75,209	177,585
Other income	15,552	16,949	95,004	55,565

	487,843	394,199	1,811,338	1,450,846

Costs and expenses:
Operating expenses	84,683	77,825	336,153	312,637
Provision for loan losses	157,051	114,792	567,545	418,711
Interest expense	120,804	79,756	419,360	264,276
Restructuring charges	919	82	3,045	2,823

	363,457	272,455	1,326,103	998,447

Income before income taxes	124,386	121,744	485,235	452,399
Income tax provision	45,542	44,802	179,052	166,490

Net income	$78,844	$76,942	$306,183	$285,909

Earnings per share:
Basic	$0.61	$0.52	$2.29	$1.88

Diluted	$0.55	$0.48	$2.08	$1.73

Weighted average shares	129,139,155	146,885,157	133,837,116	152,184,740

Weighted average shares and assumed incremental shares	144,286,513	162,669,064	148,824,916	167,242,658

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	June 30, 2006	March 31, 2006	June 30, 2005
Cash and cash equivalents	$513,240	$700,800	$663,501
Finance receivables, net	11,097,008	9,770,018	8,297,750
Interest-only receivables from Trusts	3,645	5,891	29,905
Investments in Trust receivables	41,018	98,374	239,446
Restricted cash – gain on sale Trusts	59,961	98,943	272,439
Restricted cash – securitization notes payable	860,935	803,110	633,900
Restricted cash – warehouse credit facilities	140,042	101,981	455,426
Property and equipment, net	57,225	58,343	92,000
Deferred income taxes	78,789	60,795	53,759
Other assets	216,002	209,981	208,912

Total assets	$13,067,865	$11,908,236	$10,947,038

Warehouse credit facilities	$2,106,282	$1,435,134	$990,974
Securitization notes payable	8,518,849	7,867,074	7,166,028
Senior notes	—	153,869	166,755
Convertible debt	200,000	200,000	200,000
Funding payable	54,623	54,559	158,210
Accrued taxes and expenses	155,799	160,899	133,736
Other liabilities	23,426	20,998	9,419

Total liabilities	11,058,979	9,892,533	8,825,122

Shareholders’ equity	2,008,886	2,015,703	2,121,916

Total liabilities and shareholders’ equity	$13,067,865	$11,908,236	$10,947,038

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$78,844	$76,942	$306,183	$285,909
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,669	10,133	35,304	38,267
Accretion and amortization of loan fees	(7,527)	347	(20,062)	16,962
Provision for loan losses	157,051	114,792	567,545	418,711
Deferred income taxes	(15,293)	(38,412)	(37,405)	(31,220)
Accretion of present value discount	(9,466)	(14,693)	(40,153)	(78,066)
Impairment of credit enhancement assets	—	—	457	1,122
Stock-based compensation expense	3,896	5,114	16,586	11,468
Other	2,539	(153)	(6,451)	214
Changes in assets and liabilities:
Other assets	34,355	(21,712)	117,650	(25,578)
Accrued taxes and expenses	(6,785)	7,083	21,677	(23,827)

Net cash provided by operating activities	245,283	139,441	961,331	613,962

Cash flows from investing activities:
Purchase of receivables	(2,053,660)	(1,583,509)	(7,147,471)	(5,447,444)
Principal collections and recoveries on receivables	1,263,928	924,877	4,373,044	3,202,788
Distributions from gain on sale Trusts, net of swap payments	108,395	201,705	454,531	547,011
Net (purchases) sales of property and equipment	(1,320)	(1,169)	29,234	(7,676)
Acquisition of Bay View, net of cash acquired	(61,764)		(61,764)
Net change in restricted cash and other	(64,039)	(461,070)	135,787	(363,585)

Net cash used by investing activities	(808,460)	(919,166)	(2,216,639)	(2,068,906)

Cash flows from financing activities:
Net change in warehouse credit facilities	443,270	(270,283)	887,430	490,974
Net change in securitization notes payable	184,085	1,292,565	884,069	1,559,762
Net change in senior notes and other	(155,849)	(8,584)	(174,573)	(34,853)
Repurchase of common stock	(106,024)	(161,676)	(528,070)	(362,570)
Proceeds from issuance of common stock	8,319	11,421	32,467	42,201

Net cash provided by financing activities	373,801	863,443	1,101,323	1,695,514

Net (decrease) increase in cash and cash equivalents	(189,376)	83,718	(153,985)	240,570
Effect of Canadian exchange rate changes on cash and cash equivalents	1,816	(214)	3,724	1,481
Cash and cash equivalents at beginning of period	700,800	579,997	663,501	421,450

Cash and cash equivalents at end of period	$513,240	$663,501	$513,240	$663,501

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2006	2005	2006	2005
Loan originations	$1,734,065	$1,452,275	$6,208,004	$5,031,325
Loans securitized	1,297,300	2,255,216	5,000,007	4,913,319

Average on-book receivables	$11,248,944	$8,439,498	$9,993,061	$7,653,875
Average gain on sale receivables	560,251	2,537,068	1,223,469	3,586,581

Average managed receivables	$11,809,195	$10,976,566	$11,216,530	$11,240,456

	June 30, 2006	March 31, 2006	June 30, 2005
On-book receivables	$11,775,665	$10,382,505	$8,838,968
Gain on sale receivables	421,037	750,637	2,163,941

Managed receivables	$12,196,702	$11,133,142	$11,002,909

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2006	2005	2006	2005
Operating expenses	$84,683	$77,825	$336,153	$312,637
Operating expenses as a percent of average managed receivables	2.9%	2.8%	3.0%	2.8%
Tax rate	36.61%	36.80%	36.90%	36.80%

	June 30, 2006	March 31, 2006	June 30, 2005
Loan delinquency:
On-book:
(% of ending on-book receivables)
31 - 60 days	5.0%	4.5%	4.3%
Greater than 60 days	2.0	1.5	1.8

Total	7.0%	6.0%	6.1%

Gain on sale:
(% of ending gain on sale receivables)
31 - 60 days	9.2%	7.0%	8.8%
Greater than 60 days	3.8	3.3	3.9

Total	13.0%	10.3%	12.7%

Total portfolio:
(% of ending managed receivables)
31 - 60 days	5.1%	4.7%	5.2%
Greater than 60 days	2.1	1.6	2.2

Total	7.2%	6.3%	7.4%

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2006	2005	2006	2005
Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding:
On-book (% of average on-book receivables)	6.2%	5.2%	6.1%	5.0%

Gain on sale (% of average gain on sale receivables)	6.7%	9.0%	8.6%	9.4%

Total portfolio (% of average managed receivables)	6.2%	6.1%	6.4%	6.4%

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2006	2005	2006	2005
Net charge-offs:
On-book	$107,751	$71,805	$467,386	$320,037
Gain on sale	7,584	44,070	111,243	326,114

	$115,335	$115,875	$578,629	$646,151

Net charge-offs as a percent of average receivables:
On-book	3.8%	3.4%	4.7%	4.2%

Gain on sale	5.4%	7.0%	9.1%	9.1%

Total portfolio	3.9%	4.2%	5.2%	5.7%

Net recoveries as a percent of gross repossession charge-offs:
On-book	50.3%	51.4%	49.3%	47.1%

Gain on sale	45.8%	43.7%	41.8%	39.2%

Total portfolio	49.9%	48.3%	47.8%	43.1%

	June 30, 2006	March 31, 2006	June 30, 2005
On-book receivables:
Principal	$11,775,665	$10,382,505	$8,838,968
Allowance for loan losses and nonaccretable acquisition fees	(678,657)	(612,487)	(541,218)

	$11,097,008	$9,770,018	$8,297,750

Allowance as a percentage of on-book receivables	5.8%	5.9%	6.1%

The Company’s net margin as reflected on the consolidated statements of income, excluding a $9 million pre-tax gain on the partial sale of the Company’s investment in DealerTrack Holdings, Inc., realized during the year ended June 30, 2006, as well as a $9 million pre-tax loss on the redemption of the Company’s 9 1/4% Senior Notes due 2009, realized during the quarter and year ended June 30, 2006, is as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2006	2005	2006	2005
Finance charge income	$458,874	$344,224	$1,641,125	$1,217,696
Other income	24,759	16,949	95,364	55,565
Interest expense	(120,804)	(79,756)	(419,360)	(264,276)

Net margin	$362,829	$281,417	$1,317,129	$1,008,985

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2006	2005	2006	2005
Finance charge income	16.4%	16.4%	16.4%	15.9%
Other income	0.9	0.8	1.0	0.7
Interest expense	(4.3)	(3.8)	(4.2)	(3.4)

Net margin as a percent of average on-book receivables	13.0%	13.4%	13.2%	13.2%

The following table provides additional information for comparative purposes related to the Company’s acquisition on May 1, 2006:

	Three Months Ended June 30, 2006
	AmeriCredit Core	Total Portfolio
Originations	$1,655,765	$1,734,065

Average managed receivables	$11,272,893	$11,809,195

Net charge-offs	$114,353	$115,335

Net charge-offs as a percent of average receivables	4.1%	3.9%

Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding	6.5%	6.2%

Net margin	$358,102	$362,829

Net margin as a percent of average on-book receivables	13.3%	13.0%

	June 30, 2006
	AmeriCredit Core	Total Portfolio
Managed receivables	$11,391,037	$12,196,702

Loan delinquency:
(% of ending managed receivables)
31 - 60 days	5.5%	5.1%
Greater than 60 days	2.2	2.1

Total	7.7%	7.2%

Allowance as a percentage of on-book receivables	6.1%	5.8%

Contact:

Investor Relations	Media Relations
Debbie Vestal	John Hoffmann
(817) 302-7210	(817) 302-7627